Suite 400 - 889 West Pender Street Vancouver, BC Canada V6C 3B2 Tel 604 694-6070 Fax 604 585-8377 info@staleyokada.com www.staleyokada.com

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors

Heartland Oil and Gas Corp.

We hereby consent to the use of our audit report dated 25 March 2005 on the consolidated balance sheets of Heartland Oil and Gas Corp. as at December 31, 2004 and 2003 and the related consolidated statements of operations, changes in stockholders equity and cash flows for the years then ended in the annual report on Form 10-K for Heartland Oil and Gas Corp.

“Staley, Okada & Partners”

Vancouver, B.C., Canada	STALEY, OKADA & PARTNERS
March 25, 2005	CHARTERED ACCOUNTANTS

Staley, Okada & Partners is member of MSI, a network of Independent professional firms ^ A member of the Institute of Chartered Accountants of British Columbia

A partnership of Incorporated professionals; L.M. Okada, Ltd., K.A. Scott, Ltd., J.M. Bhagirath, Ltd., L.W.D. Vickars, Ltd., G.S. Traher, Inc., D. Larocque, Ltd.